Exhibit 99.1

RISK FACTORS

  Risks Relating to Our Business

Royalty and manufacturing revenue from sales of ERBITUX represents a substantial portion of our revenues. If ERBITUX does not receive continued market acceptance, sales may not continue and we may not earn sufficient revenues.

     Our future growth and a significant portion of our future revenues will depend on the continued commercial success, of ERBITUX, which is our only product that has received FDA approval. We cannot be certain that ERBITUX will continue to be accepted in the United States or in any foreign markets. A number of factors may affect the rate and level of market acceptance of ERBITUX including:

  The perception by physicians and other members of the healthcare community of ERBITUX’s safety or efficacy or that of competing products;
  The effectiveness of BMS’ sales and marketing efforts in the United States and effectiveness of Merck KGaA’s sales and marketing efforts outside the United States;
  Any unfavorable publicity concerning ERBITUX or competitive drugs;
  The price of ERBITUX relative to other drugs or competing treatments;
  The availability and level of third-party reimbursement for sales of ERBITUX;
  The continued availability of adequate supplies of ERBITUX to meet demand; and
  Regulatory developments related to the manufacture or continued use of ERBITUX.

     If the acceptance of ERBITUX does not continue it will reduce our revenues which may impact the success of our business, the price of our common stock and our ability to meet our obligations on the notes.

We depend on BMS and Merck KGaA to co-promote, market and sell ERBITUX. If BMS and Merck KGaA are unable to meet their obligations it would impact our revenues and harm our business.

     Under our agreement with BMS, BMS has the exclusive right to distribute ERBITUX in the United States and Canada, in exchange for which we receive royalty payment of 39% of BMS’ net sales of ERBITUX in the United States and Canada. Under our agreement with Merck KGaA, Merck has the exclusive right to market ERBITUX outside of the United States, Canada and Japan, in exchange for which we receive royalty payments based on Merck’s gross profit from ERBITUX sales. These royalty payments from BMS and Merck represent a significant portion of our current revenues. In addition, we also receive milestone payments and reimbursements of various regulatory and clinical expenses as well as certain marketing and administrative expenses from BMS and Merck. If BMS and Merck are unable to sell sufficient quantities of ERBITUX or are otherwise unable to meet their contractual obligations, our revenues would be negatively impacted and it would harm our business.

We are subject to extensive governmental regulation. If we are unable to obtain or maintain regulatory approvals for our product or product candidates, we will not be able to market our product or further develop our product candidates.

     We are subject to stringent regulation with respect to product safety and efficacy by various international, federal, state and local authorities. Of particular significance are the FDA’s requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use. Any biopharmaceutical that we may develop cannot be marketed in the United States until it has been approved by the FDA, and then can only be marketed for the indications and claims approved by the FDA. As a result of these requirements, the length of time, the level of expenditures and the laboratory and clinical information required for approval of a New Drug Application (or NDA) or a Biologics License Application (or BLA), are substantial and can require a number of years, and the ability to obtain regulatory approval is uncertain. In addition, after any of our products receive regulatory approval, they remain subject to ongoing FDA regulation, including, for example, changes to the product, manufacturing, or product label, new or revised regulatory requirements for manufacturing practices, additional clinical study requirements, restricted distribution, written warnings to physicians, a product recall, and withdrawal of a previously obtained approval.

     We cannot be sure that we can obtain necessary regulatory approvals on a timely basis, if at all, for any of the product candidates we are developing or that we can maintain necessary regulatory approvals for ERBITUX, and any delay in obtaining such approval or failure to maintain regulatory approvals could prevent us from marketing our product and would have a material adverse effect on our business.

     Moreover, it is possible that the current regulatory framework could change or additional regulations could arise at any stage during our product development or marketing process, which may affect our ability to obtain or maintain approval of our products.

Our potential revenues will diminish if our collaborators fail to obtain acceptable prices or adequate reimbursement for ERBITUX from third-party payors.

     All our revenues from ERBITUX are based on sales of the product by our two collaborators. The continuing efforts of government and third-party payors to contain or reduce the costs of health care may limit the revenues that we earn from sales of ERBITUX. If government and other third-party payors do not provide adequate coverage and reimbursement for our product, physicians may not prescribe it. In some foreign markets, pricing and profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be federal and state proposals for similar controls. In addition, managed care initiatives in the United States will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that our collaborators receive for any of our products in the future. Further, cost control initiatives could impair or diminish our ability or incentive, or the ability or incentive of our partners or potential partners, to commercialize our other product candidates, and accordingly, our ability to earn revenues.

     Our ability to commercialize any other product candidates, alone or with collaborators, may depend in part on the availability of reimbursement from:

  government and health administration authorities;
  private health insurers; and
  other third-party payors, including Medicare and Medicaid.

     Third-party payors, including Medicare, are increasingly challenging the prices charged for medical products and services. Government and other third-party payors increasingly are limiting both coverage and the level of reimbursement for new drugs and, in some cases, refusing to provide coverage for a patient’s use of an approved drug for purposes not approved by the FDA.

Our royalty and collaborative agreement revenues could vary significantly and may adversely impact our business.

     Royalty and collaborative agreement revenues in future periods could vary significantly. Major factors affecting these revenues include, but are not limited to:

  Variations in BMS’ and Merck KGaA’s and other licensees’ sales of licensed products;

  The expiration or termination of existing arrangements with our collaborative partners, particularly Merck KGaA and BMS, which may include development and marketing arrangements for our products in the U.S., Europe and other countries outside the United States;
  The timing of U.S. and non-U.S. approvals, if any, for products licensed to BMS, Merck KGaA and other licensees;
  The initiation of new collaborative agreements with other companies;
  Whether and when collaborative agreement benchmarks and milestones are achieved;
  The failure of or refusal of a licensee to pay royalties;
  The expiration or invalidation of our patents or licensed intellectual property; and
  Decreases in licensees’ sales of our products due to competition, manufacturing difficulties or other factors that affect the sales of products.

     If we are unable to earn sufficient revenues from ERBITUX, our operating results or financial condition could be adversely affected.

We will be required to expend significant resources for research and development of our products in development and these products may not be developed successfully.

     Our only approved product is ERBITUX. Our product candidates are still undergoing clinical trials or are in the early stages of development. All of our product candidates under development will require significant additional research and development resources prior to their commercialization. Even if we spend substantial amounts on research and development, our potential products may not be developed successfully. If our product candidates on which we have expended significant amounts for research and development are not commercialized, we will not earn a return on our research and development expenditures, which may harm our business.

Competition from Avastin® could adversely affect the market share of ERBITUX in its approved indications, diminishing our revenues derived from ERBITUX sales.

     We have experienced significant competition for ERBITUX from Avastin® (bevacizumab). Avastin®, a non-chemotherapeutic biopharmaceutical product manufactured by Genentech, Inc., has been approved by the FDA as a first-line treatment for patients with metastatic colorectal cancer. In contrast, ERBITUX has been approved as a second-line and third-line therapy in the indications described under ‘‘Prospectus Summary-ImClone-Overview.’’ We believe that, notwithstanding the fact that the FDA has approved Avastin® and ERBITUX for the treatment of metastatic colorectal cancer in different indications, physicians have prescribed Avastin® outside of its approved indication and within ERBITUX’s approved indications. If physicians continue or accelerate such prescription of Avastin® outside of its approved indication, the prescription volume or market share of ERBITUX within its approved indications may be limited or may diminish. Because a significant portion of our revenues depends on the commercial success of ERBITUX within its approved indications, this would negatively impact our revenues and harm our business.

Difficulties or delays in product manufacturing and finishing could cause shortfalls in the supply of ERBITUX or our product candidates currently being developed which would harm our business and, in the case of ERBITUX, our ability to meet our obligations under the notes.

     Cardinal Health, Inc. is currently our sole provider of filling and finishing services-the final stage of manufacturing for ERBITUX. In addition, we currently manufacture ERBITUX at our BB36 manufacturing facility and through Cardinal Health, Inc. Any prolonged interruption in the operations of our or our contractors’ manufacturing and finishing facilities could result in cancellations of shipments, loss of product in the process of being manufactured, or a shortfall of available product inventory. A number of factors could cause interruptions, including a failure of our or our contractors’ manufacturing and finishing facilities to obtain FDA approval and maintain compliance with current good manufacturing practice requirements, changes in the FDA’s regulatory requirements or standards that require modifications to our manufacturing processes, action by the FDA that results in the halting of production of one or more of our products due to regulatory issues or a contract manufacturer going out of business or other similar factors. Because our manufacturing and finishing processes and those of our contractors are highly complex and are subject to a lengthy FDA approval process and extensive ongoing regulation, alternative qualified production capacity may not be available on a timely basis or at all. We may also experience insufficient available capacity to manufacture existing or new products which could cause shortfalls of available product inventory. Difficulties or delays in our and our contractors’ manufacturing and supply of existing or new products could increase our costs, cause us to lose revenue or market share and damage our reputation.

     If we are unable to maintain FDA approval for BB36, it may cause shortfalls in our product inventory which would impact our revenues and our business.

Our marketing partners may experience pressure to lower the price of ERBITUX because of new and/or proposed federal legislation, which would reduce our royalty revenue and may harm our business.

     New federal legislation, enacted in December 2003, has altered the way in which physician-administered drugs covered by Medicare, such as ERBITUX are reimbursed, generally leading to lower reimbursement levels. The new legislation has also added an outpatient prescription drug benefit to Medicare, effective January 2006. In the interim, Congress has established a discount drug card program for Medicare beneficiaries. Both benefits will be provided primarily through private entities, which will attempt to negotiate price concessions from pharmaceutical manufacturers, including our collaborators. These negotiations may increase pressures to lower pricing for ERBITUX. While the new law specifically prohibits the United States government from interfering in price negotiations between manufacturers and Medicare drug plan sponsors, some members of Congress are pursuing legislation that would permit the United States government to use its enormous purchasing power to demand discounts from pharmaceutical companies, thereby creating de facto price controls on prescription drugs, such as ERBITUX. In addition, the new law contains triggers for Congressional consideration of cost containment measures for Medicare in the event Medicare cost increases exceed a certain level. These cost containment measures could include some sorts of limitations on prescription drug prices that our collaborators charge for ERBITUX which would reduce our royalty revenue and harm our business.

If we become subject to importation of products from Canada and other countries it will affect our profitability and harm our business.

     ERBITUX and other products that we may develop may become subject to competition from the importation of lower priced imports from Canada, Mexico, and other countries where there are government price controls or other market dynamics that may make the products lower priced. The ability of patients and other customers to obtain these lower priced imports has grown significantly as a result of the Internet, an expansion of pharmacies in Canada and elsewhere targeted to American purchasers, the increase in U.S.-based businesses affiliated with Canadian pharmacies marketing to American purchasers, and other factors. Many of these foreign imports are illegal under current law. However, the volume of imports continues to rise due to the limited enforcement resources of the FDA and the U.S. Customs Service, and the pressure in the current political environment to permit the imports as a mechanism for expanding access to lower priced medicines.

     In addition, in December 2003 federal legislation was enacted to change United States import laws and expand the ability to import lower priced imports of pharmaceutical products from Canada, where there are government price controls. These changes to the import laws will not take effect unless and until the Secretary of Health and Human Services certifies that the changes will lead to substantial savings for consumers and will not create a public health safety issue. The current Secretary of Health and Human Services has indicated that there is not a basis to make such a certification at this time.

However, it is possible that this Secretary or a subsequent Secretary could make the certification in the future. In addition, legislative proposals have been made to implement the changes to the import laws without any certification, and to broaden permissible imports in other ways. Even if the changes to the import laws do not take effect, and other changes are not enacted, lower priced imports of our products from Canada and elsewhere may continue to increase due to market and political forces, and the limited enforcement resources of the FDA, the Customs Service, and other government agencies. For example, state and local governments have suggested that they may import drugs from Canada for employees covered by state health plans or others, and some have already put such plans in place.

     The importation of lower priced imports will adversely affect our profitability. This impact could become more significant in the future, and the impact could be even greater if there is a further change in the law or if state or local governments take further steps to import lower-priced products from abroad.

We depend on key employees in a competitive market for skilled personnel, and the loss of the services of any of our key employees would affect our ability to develop our business.

     We are highly dependent on the principal members of our management, operations and scientific staff. We experience intense competition for qualified personnel. Our future success depends in part on the continued service of our executive management and scientific personnel and our ability to recruit, train and retain highly qualified management, scientific, manufacturing and sales and marketing personnel. If we lose the services of these personnel, our research and product development and marketing goals, including the maintenance of relationships with leading research institutions and key collaborators could be delayed or curtailed. We currently have employment contracts with only one of our key employees -our chief executive officer. We do not maintain ‘‘key man’’ life insurance on any of our employees.

The law or FDA policy could change and expose us to competition from ‘‘generic’’ or ‘‘follow-on’’ versions of our products, which may impact our market share and harm our business.

     Under current U.S. law and FDA policy, generic versions of conventional chemical drug compounds, sometimes referred to as small molecule compounds, may be approved through an abbreviated approval process. In general terms, the generic applicant references an approved innovator product for which full clinical data demonstrating safety and effectiveness exist for the approved conditions of use. The generic applicant in turn need only demonstrate that its product has the same active ingredient(s), dosage form, strength, route of administration, and conditions of use (labeling) as the referenced innovator drug, and that the generic product is absorbed in the body at the same rate and to the same extent as the referenced innovator drug (this is known as bioequivalence). In addition, the generic application must contain information regarding the manufacturing processes and facilities that will be used to ensure product quality, and must contain certifications to patents listed with the FDA for the referenced innovator drug.

     There is no such abbreviated approval process under current law for biological products approved under the Public Health Service Act through a BLA, such as monoclonal antibodies, cytokines, growth factors, enzymes, interferons and certain other proteins. However, various proposals have been made to establish an abbreviated approval process to permit approval of generic or follow-on versions of these types of biological products. The proposals include proposals for legislation, and proposals for the FDA to extend its existing authority to this area. For example, some have proposed that the FDA allow a generic or follow-on copy of certain therapeutic biologics to be approved under an existing mechanism known as a 505(b)(2) application. A 505(b)(2) application is a form of an NDA, where the applicant does not have a right to reference some of the data being relied upon for approval. Under current regulations, 505(b)(2) applications can be used where the applicant is relying in part on published literature or on findings of safety or effectiveness in another company’s NDA.

     505(b)(2) applications have not been used to date for therapeutic biologic products. In addition, the use of 505(b)(2) applications even for conventional chemical drug products is the subject of ongoing legal challenge. It is thus not clear what the permitted use of a 505(b)(2) application might be in the future for biologics products, or whether any other proposals on generic or follow-on biologics will be adopted. However, if the law is changed or if the FDA somehow extends its existing authority in new ways, and third parties are permitted to obtain approvals of versions of our products through an abbreviated approval mechanism, and without conducting full clinical studies of their own, it could adversely affect our business. Such products would be significantly less costly than ours to bring to market, and could lead to the existence of multiple lower priced competitive products. This would substantially limit our ability to obtain a return on the investments we have made in those products.

Risk Relating to Intellectual Property and Legal Matters

Protecting our proprietary rights is difficult and costly. If we fail to adequately protect or enforce our proprietary rights, we could lose revenue.

     Our success depends in large part on our ability to obtain maintain and enforce our patents. Our ability to commercialize any product successfully will largely depend on our ability to obtain and maintain patents of sufficient scope to prevent third parties from developing similar or competitive products. In the absence of patent protection, competitors may impact our business by developing and marketing substantially equivalent products and technology.

     Patent disputes are frequent and can preclude the commercialization of products. We have in the past been, are currently, and may in the future be, involved in material patent litigation, such as the matters discussed under ‘‘Part I-Item 3. Legal Proceedings’’ in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this prospectus. Patent litigation is time-consuming and costly in its own right and could subject us to significant liabilities to third parties. In addition, an adverse decision could force us to either obtain third-party licenses at a material cost or cease using the technology or product in dispute.

     The existence of patents or other proprietary rights belonging to other parties may lead to our termination of the research and development of a particular product or cause us to obtain third-party licenses at potentially material costs. We believe that we have strong patent protection or the potential for strong patent protection for our product and product candidates. However, it is for the courts and/or other governmental agencies in the U.S. and in other jurisdictions ultimately to determine the strength of that patent protection. We hold patents or licenses to patents relating to murine antibodies as well as patents and licenses relating to the therapeutic use of EGFR antibodies. These patents expire on various dates, the earliest of which is in 2007. Risks related to our patent position with respect to ERBITUX and our product candidates are more fully discussed under ‘‘Item 1-Business-Patents and Trademarks’’ in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in the prospectus.

Several lawsuits have been filed against us which may result in litigation that is costly to defend and the outcome of which is uncertain and may harm our business.

     Litigations to which we are currently or have been subjected relate to, among other things, our patent and other intellectual property rights, licensing arrangements with other persons, securities law claims, derivative actions and those other claims more fully described under ‘‘Part I-Item 3. Legal Proceedings’’ in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in the prospectus.

     Other than reserves relating to certain tax matters as described in note 7 to our consolidated financial statements for the year ended December 31, 2003, no reserves have been established in our financial statements for these pending litigations because we do not believe that such reserves are required to be established as this time under Statement of Financial Accounting Standards No. 5 (accounting for contingencies).

     We cannot provide any assurance as to the outcome of these pending lawsuits. Any conclusion of these matters in a manner adverse to us could have a material adverse effect on our business and operating results. In addition, the costs to us of defending these claims or any other proceedings, even if resolved in our favor, could be substantial. Uncertainties resulting from the initiation and continuation of any litigation or other proceedings could also harm our ability to compete in the marketplace.

Our operations use hazardous materials, which may lead to environmental liability, and may harm our business.

     We use certain hazardous materials in connection with our research and manufacturing activities. These hazardous materials include various flammable solvents, corrosives, oxidizers and toxics. We also use radioactive isotopes in our scientific research. In the event such hazardous materials are stored, handled or released into the environment in violation of law or any permit, or in a manner that adversely affects the environment, we could be subject to loss of our permits, government fines or penalties and/or other adverse governmental or third party action. We do not maintain any specific insurance to cover any accidents associated with the hazardous materials that we use in our manufacturing and research activities. The levy of a substantial fine or penalty, the payment of significant environmental remediation costs or the loss of a permit or other authorization to operate or engage in our ordinary course of business could materially adversely affect our business.

We could be exposed to material product liability claims that could prevent or interfere with the commercialization of any other products that we may develop.

     The testing, manufacturing, marketing and sale of medical products entail an inherent risk of product liability. Liability exposures for biopharmaceuticals, such as ERBITUX, could expose us to significant liabilities that could prevent or interfere with continued sales of ERBITUX or the commercialization of any other products that we may develop. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. We currently have $30 million of aggregate product liability insurance coverage. Our business may be materially and adversely affected by a successful product liability claim or claims in excess of our insurance coverage.